                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant                              [   ]

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[   ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[ X ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Section 240.14a-l2

                        AMERICAN CENTURY MUNICIPAL TRUST
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TALKING POINTS FOR TAX-FREE BOND SITUATION --
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There are two proposals we'd like this shareholder to vote. The first is a proposed fee change to the Advisor Class fee structure. The second is a combination of the Advisor Class into the Investor Class of the same fund. In this particular shareholder's situation, it affects Tax-Free Bond.

1. HERE'S WHAT WILL HAPPEN IF PROXY IS APPROVED --

     The 12b-1 fee will be decreased by .25% (25 basis points).
     The unified management fee will increase by .25% (25 basis points).
     Initial result (scheduled for 8/31) = no change in total expense ratio, thus NO CHANGE TO THE FEES that are being paid by the shareholder.
     Ultimate result (scheduled for 11/30) = Advisor Class of fund will combine into Investor Class of fund, resulting in LOWER TOTAL FEES for the shareholder.

2. QUESTION = IF THERE'S NO CHANGE TO THE ADVISOR CLASS FEE, WHY ARE WE
MAKING THESE CHANGES?

Because the initial modification will make the fee structure of our Advisor
Class shares more consistent with all our other share classes and the industry standard. The ultimate result is driven by the lack of viability of the Advisor
Class of Tax-Free Bond. The shareholder will ultimately experience LOWER
TOTAL FEES as a shareholder of the Investor Class.

3. WILL THE CHANGES AFFECT THE SHAREHOLDER'S INVESTMENT IN THE FUND?

No, nothing will change in their investment.

4. HOW DOES THE BOARD OF TRUSTEES FOR TAX-FREE BOND RECOMMEND THAT
SHAREHOLDERS VOTE?

The Board, which includes all of the independent trustees, unanimously recommends that shareholders vote FOR the proposals. Keep in mind that these independent members of the Board are not employees of American Century
Investments and it's their job to oversee the funds on behalf of the shareholders. They are the shareholders' advocate and have determined that these proposals are in the best interest of shareholders.

5. WHY SHOULD I VOTE?

Everyone's vote makes a difference. As a shareholder, it's your right to vote on any proxy that comes from an investment company in which you have money invested. You are encouraged to exercise that right and vote today. If shareholders don't vote their proxies, the fund may not receive enough votes, which means additional costs will be incurred to solicit votes to determine the outcome of the proposals.

6. HOW DO I CAST MY VOTE?

The easiest and quickest way is to vote on-line or by phone. To vote on the internet, go to www.proxyweb.com. You will need your proxy card control number(s) from the information mailed to you to utilize the web site. If you don't have access to that or prefer to call, phone toll-free at 877-256-6083 and a proxy service representative will assist you.